UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

INTERCEPT PHARMACEUTICALS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 Desbrosses Street New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2013, Intercept Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. 2 to Product Research, Development, License and Commercialization Agreement with Les Laboratoires Servier and Institut de Recherches Servier (collectively, “Servier”). Among other matters, the amendment extended the term of the Company’s research program with Servier relating to the discovery of novel TGR5 agonists (the “Servier TGR5 Agonists”) until July 31, 2013. The research program was extended on the same financial terms as the original research program, including the reimbursement by Servier of the full time equivalent costs incurred by the Company in the conduct of the research program, up to a set maximum amount.

On February 15, 2013, the Company also entered into amendments to its consulting agreement with Professor Roberto Pellicciari and its agreement with TES Pharma Srl (“TES”), in each case, for the Servier TGR5 Agonists. Among other matters, these amendments extended the term of services provided by Professor Pellicciari and TES in relation to the research program for the Servier TGR5 Agonists until July 31, 2013. Each of these agreements was extended on the same financial terms as the original agreements.

The foregoing descriptions of the amendments to the Company’s agreements with Servier, Professor Pellicciari and TES are qualified in their entirety by reference to the amendments, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.#
10.1	Amendment No. 2 to the Servier Agreement, dated February 15, 2013
10.2	Amendment No. 2 to the TES Agreement, dated February 15, 2013
10.3	Amendment No. 2 to Consulting and IP Agreement with Professor Roberto Pellicciari, dated February 15, 2013

# Confidential Treatment has been requested for certain provisions omitted from each of these Exhibits pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended. The omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: February 22, 2013	/s/ Mark Pruzanski
Mark Pruzanski, M.D.
President and Chief Executive Officer